THE MAINSTAY FUNDS

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement, is made as of the 16th day of October 2009, between The MainStay Funds, a Massachusetts business trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Fund,” and collectively, the “Funds”), and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Trust and the Funds are parties to an Amended and Restated Management Agreement, dated August 1, 2008 (“Agreement”); and

WHEREAS, the parties hereby wish to amend the Agreement to reflect the name change for the MainStay Total Return Fund.

NOW, THEREFORE, the parties agree as follows:

(i)	effective October 16, 2009, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as the date first written above.

THE MAINSTAY FUNDS

By:  /s/ Stephen P. Fisher
Name:  Stephen P. Fisher
Title:  President

NEW YORK LIFE INVESTMENT MANAGEMENT

By:  /s/ Barry A. Schub
Name:  Barry A. Schub
Title:  Executive Vice President

For all services rendered by the Manager hereunder, each Fund of the Company shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

FUND	ANNUAL RATE

Capital Appreciation Fund	0.720% up to $200 million; 0.650% from $200 million to $500 million; and 0.500% in excess of $500 million

Common Stock Fund	0.550% up to $500 million; 0.525% from $500 million to $1 billion; and 0.500% in excess of $1 billion

Convertible Fund	0.600% up to $500 million; 0.550% from $500 million to $1 billion; and 0.500% in excess of $1 billion

Diversified Income Fund	0.600% up to $500 million; 0.550% from $500 million to $1 billion; and 0.500% in excess of $1 billion

Equity Index Fund	0.250% up to $1.0 billion; 0.225% from $1 billion to $3 billion; and 0.200% in excess of $3 billion

Global High Income Fund	0.700% up to $500 million; 0.650% in excess of $500 million

Government Fund	0.600% up to $500 million; 0.575% from $500 million to $1 billion; and 0.550% in excess of $1 billion

High Yield Corporate Bond Fund	0.600% up to $500 million; 0.550% from $500 million to $5.0 billion; and 0.525% in excess of $5.0 billion

Income Builder	0.640% up to $500 million; 0.600% from $500 million to $1 billion; and 0.575% in excess of $1 billion

International Equity Fund	0.800% on all assets

Large Cap Growth Fund
0.800% up to $250 million;
0.750% from $250 million to $500 million;
0.725% from $500 million to $750 million;
0.700% from $750 million to $2 billion;
0.650% from $2 billion to $3 billion; and
0.600% in excess of $3 billion

MAP Fund	0.750% up to $1 billion; and 0.700% in excess of $1 billion

Mid Cap Growth Fund	0.750% up to $500 million; and 0.700% in excess of $500 million

Mid Cap Value Fund	0.700% up to $500 million; and 0.650% in excess of $500 million

Money Market Fund	0.450% up to $500 million; 0.400% from $500 million up to $1 billion; and 0.350% in excess of $1 billion

Principal Preservation Fund	0.250% on all assets

Small Cap Growth Fund	1.000% up to $1 billion; and 0.950% in excess of $1 billion

Tax Free Bond Fund	0.600% up to $500 million; 0.575% from $500 million to $1 billion; and 0.550% in excess of $1 billion

Value Fund	0.720% up to $200 million; 0.650% from $200 million to $500 million; and 0.500% in excess of $500 million

In addition, each Fund of the Trust shall pay the Manager the fee set forth below.  In the event this Agreement is in effect for only a portion of any one year, the fee payable below shall be reduced proportionately on the basis of the number of business days (any day on which the New York Stock Exchange is open for trading) during which the Agreement was in effect for that year.

FUND NET ASSETS	ACCOUNTING FEE SCHEDULE
First $20 Million	1/20 of 1%
Next $80 Million	1/30 of 1%
Excess	1/100 of 1%
Minimum Monthly Charge	$1,000

This fee shown above is an annual charge, billed and payable monthly, based upon average monthly net assets.